UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2180 Satellite Blvd, Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers and Key Advisors.

On December 1, 2011, Mitchell Maxwell and Christian Fitzgerald submitted their resignation as a directors of Sibling Entertainment Group Holdings, Inc. (the “Company”), effective as of the date thereof. These resignations were expected upon completion of the transition of the Company from its prior entertainment business, into the current focus on education. The resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 18, 2011, at a meeting of the Board of Directors of the Company, the Board appointed Mr. Rob Copenhaver and Mr. Michael Hanlon to the Board, subject to the resignation of Mr. Maxwell and Mr. Fitzgerald, to fill the vacancies created by the resignations.

Mr. Copenhaver, age 53, is a seasoned business executive with three decades of experience primarily leading sales, marketing, and operational teams for Internet based technology vendors. His career includes senior positions with start-ups as well as Fortune 500 organizations. He is currently Vice President & Division Head, for EBIX, Inc., a publically traded company that provides technology solutions to the financial services industry.

In his current role he is responsible for all sales, marketing, product strategy, application development, system implementation, and customer support for three (3) divisions of EBIX. In additon to being responsible for all P&L in those divisions, he is active in the evaluation of acquisitions. He also brings experience in the area of Learning Management System (LMS) technologies. He received his Bachelors degree from Creighton University in Omaha, Nebraska in finance and accounting, as well as a Masters of Business Administration from Creighton. He resides in Atlanta, Georgia.

Mr. Hanlon, age 47, operates his own consultancy, and has over twenty years of expertise with mergers and acquisitions across the globe. He specializes in the international expansion of both mature, and entrepreneurial organizations. He has a business degree from the University of Tampa in Florida , and resides in Atlanta, Georgia.

At September 30, 2011 the Company had 62,826,011 shares of common stock issued and outstanding. Since October 1, 2011, the Company has issued 8,767,920 shares. 1,710,000 of the shares were issued in conversion of debt, accrued for services provided to non-affiliates. Affiliates who received shares included 796,747 issued to Stephen Carlson, the CEO in lieu of compensation, including 200,000 shares as an incentive bonus; 861,173 to Oswald Gayle, the CFO in lieu of compensation and including 200,000 shares as an incentive bonus; 200,000 share to Dr. Amy Savage- Austin, a director, as an incentive bonus; 200,000 shares to Gerald F. Sullivan as an incentive bonus; 1,000,000 shares, each, to Dr. Gerry Bedore and Dr. Tim Drake, who lead the application development and technology effort, as an incentive bonus; 1,000,000 shares, each to the new directors, Michael Hanlon and Rob Copenhaver; and 1,000,000 shares to Mr. William Hanby, a key advisor to the Company in the area of technology and systems architecture. All of the shares issued were restricted under Rule 144 of the Securities Act.
The total number of shares of common stock issued and outstanding at this date are 71,593,931.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Entertainment Group Holdings, Inc.

December 13, 2011	By:	/s/ Stephen Carlson
Stephen Carlson, Chief Executive Officer